Exhibit 99.2

NEWS RELEASE

Release Date:	Tuesday, July 26, 2011

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Announces Stock Repurchase Program

ONEIDA, NY, July 26, 2011—Oneida Financial Corp., (NASDAQ: ONFC) (the “Company”), headquartered in Oneida, New York, the holding company parent of The Oneida Savings Bank, announced that its Board of Directors has adopted a stock repurchase program.  Under the repurchase program, the Company may repurchase up to 352,677 shares of its common stock, or approximately 5% of the current outstanding shares.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.  These factors may also affect the timing and amount of share repurchases.  The repurchase program does not obligate the Company to purchase any particular number of shares.

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and similar expressions.  These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, change in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, as updated  through filings with the Securities and Exchange Commission and other releases issued by the Company from time to time.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

About Oneida Financial Corp
The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey & Haskell Associates, Inc., an insurance and risk management company; Benefit Consulting Group, Inc., an employee benefits consulting and retirement plan administrative firm; and Workplace Health Solutions, Inc., a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties.  For more information, visit the Company’s web site at www.oneidafinancial.com.

CONTACT:  Eric E. Stickels, 315-366-3702